Calculation of Filing Fee Tables
S-8
WESTERN DIGITAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, to be issued pursuant to the Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan (the ESPP)	Other	8,000,000	$ 130.12	$ 1,040,960,000.00	0.0001381	$ 143,756.58
Total Offering Amounts:						$ 1,040,960,000.00		$ 143,756.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 143,756.58
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Company common stock, par value $0.01 per share (Common Stock), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Company receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock, as applicable. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon a 5% discount from the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on November 21, 2025, such discount representing the maximum permissible discount offered pursuant to the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A